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                                                                    EXHIBIT 21

                        SUBSIDIARIES OF NCR CORPORATION

                                                       Organized under the
                                                             Laws of

Compris Technologies, Inc.                                    Georgia
Data Pathing Incorporated                                     Delaware
Gasper Corporation                                              Ohio
International Investments Inc.                                Delaware
The Microcard Corporation                                     Delaware
The National Cash Register Company                            Maryland
NCR Autotec Inc.                                              Delaware
NCR European Logistics, Inc.                                  Delaware
The NCR Foundation                                              Ohio
NCR Government Systems Corporation                            Delaware
NCR International, Inc.                                       Delaware
NCR Ivory Coast, Inc.                                         Delaware
NCR Overseas Trade Corporation                                Delaware
NCR Personnel Services Inc.                                   Delaware
NCR Scholarship Foundation                                      Ohio
North American Research Corporation                           Delaware
Old River Software Inc.                                       Delaware
The Permond Solutions Group, Inc.                             Delaware
Quantor Corporation                                           Delaware
Sparks, Inc.                                                    Ohio
Teradata Corporation                                          Delaware
Teradata International Corporation                            Delaware

NCR Argentina S.A.                                            Argentina
NCR Australia Pty. Limited                                    Australia
NCR Superannuation Nominees, Ltd.                             Australia
NCR Oesterreich Ges.m.b.H.                                     Austria
NCR (Bahrain) W.L.L.                                           Bahrain
NCR Belgium & Co.                                              Belgium
NCR (Bermuda) Limited                                          Bermuda
NCR Services Limited                                           Bermuda
Global Assurance Limited                                       Bermuda
NCR Brasil Ltda                                                Brazil
NCR Monydata Ltda.                                             Brazil
NCR Canada Ltd.                                                Canada
The Permond Solutions Group Limited                            Canada
NCR de Chile, S.A.                                              Chile
NCR (Shanghai) Technology Services Ltd.                         China
NCR Colombia S.A.                                             Colombia
NCR (Cyprus) Limited                                           Cyprus
NCR (Middle East) Limited                                      Cyprus

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NCR (North Africa) Limited                                     Cyprus
NCR (IRI) Ltd.                                                 Cyprus
NCR Danmark A/S                                                Denmark
NCR Dominicana C. por A.                                 Dominican Republic
NCR Finland Oy                                                 Finland
NCR France SNC                                                 France
NCR Antilles S.A.R.L.                                          France
NCR Gabon S.A.R.L.                                              Gabon
NCR Holding GmbH                                               Germany
NCR GmbH                                                       Germany
NCR OEM Europe GmbH                                            Germany
NCR Central and Eastern Europe GmbH                            Germany
NCR Czeska republika spol. s.r.o.                          Czech Republic
NCR Ghana Limited                                               Ghana
NCR (Hellas) S.A.                                              Greece
NCR Foreign Sales Corporation                                   Guam
NCR (Hong Kong) Limited                                       Hong Kong
NCR (China) Limited                                           Hong Kong
NCR (Asia) Limited                                            Hong Kong
NCR Asia Pacific Logistics Center Limited                     Hong Kong
NCR Magyarorszag Kft.                                          Hungary
NCR Corporation India Private Limited                           India
P. T. NCR Rencana                                             Indonesia
NCR Italia S.p.A.                                               Italy
NCR Japan, Ltd.                                                 Japan
NCR Japan Sales Co., Ltd.                                       Japan
NCR Holdings Ltd.                                               Japan
NCR (Kenya) Limited                                             Kenya
Afrique Investments Ltd.                                        Kenya
Data Processing Printing and Supplies Limited                   Kenya
NCR Korea Co., Ltd.                                             Korea
NCR (Macau) Limited                                             Macau
NCR (Malaysia) Sdn. Bhd.                                      Malaysia
EPNCR (Malaysia) Sdn. Bhd.                                    Malaysia
Compu Search Sdn Bhd                                          Malaysia
NCR de Mexico, S.A. de C.V.                                    Mexico
NCR Nederland N.V.                                           Netherlands
NCR European Logistics Center BV                             Netherlands
NCR EMEA Regional Care Center B.V.                           Netherlands
NCR Financial Shared Services Center B.V.                    Netherlands
NCR (NZ) Limited                                             New Zealand
NCR (Nigeria) PLC                                              Nigeria
NCR Norge A/S                                                  Norway
NCR Corporation de Centro-America, S.A.                        Panama
NCR Corporation de Panama, S.A.                                Panama
NCR del Peru S.A.                                               Peru
NCR Corporation (Philippines)                                Philippines
NCR Software Corporation (Philippines)                       Philippines

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NCR Polska Sp.z.o.o.                                           Poland
NCR Portugal-Informatica, Lda                                 Portugal
NCR Corporation of Puerto Rico                               Puerto Rico
NCR A/O                                                        Russia
NCR Singapore Pte Ltd                                         Singapore
NCR Asia Pacific Pte Ltd.                                     Singapore
NCR International (South Africa) (Pty) Ltd.                 South Africa
NCR Espana, S.A.                                                Spain
NCR (Switzerland)                                            Switzerland
National Registrierkassen AG                                 Switzerland
NCR Systems Taiwan Limited                                     Taiwan
NCR Taiwan Software Ltd                                        Taiwan
NCR (Thailand) Limited                                        Thailand
NCR Bilisim Sistemleri, A.S.                                   Turkey
NCR UK Group Limited                                       United Kingdom
NCR Limited                                                United Kingdom
NCR Properties Limited                                     United Kingdom
NCR Financial Solutions Group Limited                      United Kingdom
Regis Court Management Limited                             United Kingdom
Melcombe Court Management (Marylebone) Limited             United Kingdom
NCR (Zambia) Ltd.                                              Zambia
NCR Zimbabwe (Private) Limited                                Zimbabwe
N Timms & Co. (Private) Limited                               Zimbabwe